Exhibit 10.1

Execution Version

AMENDMENT NO. 5 TO AMENDED AND RESTATED MASTER REPURCHASE AND SECURITIES CONTRACT AND AMENDED AND RESTATED GUARANTEE AGREEMENT

AMENDMENT NO. 5 TO AMENDED AND RESTATED MASTER REPURCHASE AND SECURITIES CONTRACT AND AMENDED AND RESTATED GUARANTEE AGREEMENT, dated as of December 14, 2015 (this “Amendment”), between and among ACRC LENDER W LLC and ACRC LENDER W TRS LLC, each a Delaware limited liability company (individually, a “Seller” and collectively, the “Sellers”), ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation (the “Guarantor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the “Buyer”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Sellers and Buyer are parties to that certain Amended and Restated Master Repurchase and Securities Contract, dated as of December 20, 2013 (as amended by (i) that certain Amendment No. 1 to Amended and Restated Master Repurchase and Securities Contract, dated as of May 29, 2014, (ii) that certain Amendment No. 2 to Amended and Restated Master Repurchase and Securities Contract, dated as of December 12, 2014, (iii) that certain Amendment No. 3 to Amended and Restated Master Repurchase and Securities Contract, dated as of January 1, 2015, and (iv) that certain Amendment No. 4 to Amended and Restated Master Repurchase and Securities Contract, dated as of October 14, 2015 (collectively, clause (i) through (iv), the “Prior MRA Amendments”), and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”);

WHEREAS, in connection with the Repurchase Agreement, (i) Guarantor executed and delivered to Buyer that certain Amended and Restated Guarantee Agreement, dated as of December 20, 2013 (as amended pursuant to Amendment No. 1 to Amended and Restated Guarantee Agreement, by and between Buyer and Guarantor, dated as of May 29, 2014 (together with the prior MRA Amendments, the “Prior Amendments”), and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guarantee Agreement”); and

WHEREAS, Sellers and Buyer have agreed to amend certain provisions of the Repurchase Agreement in the manner set forth herein, Buyer and Guarantor have agreed to further amend certain provisions of the Guarantee Agreement in the manner set forth herein, and Sellers and Guarantor hereby agree to make the acknowledgements set forth herein.

Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor, Sellers and Buyer each hereby agree as follows:

SECTION 1.                                     Amendments to Repurchase Agreement.

(a)                                 The defined terms “Core Assets”, “Initial Facility Termination Date”, “PPV Ratio”, and “Sub-Limit”, each as set forth in ARTICLE 2 of the Repurchase Agreement, are each hereby amended and restated in their entirety to read as follows:

“Core Asset”:  All Purchased Assets (other than LCF Assets) that, as of the Purchase Date therefor, consist either of eligible Whole Loans or eligible Senior Interests.

“Initial Facility Termination Date”: December 14, 2016.

“PPV Ratio”: For each Purchased Asset, the ratio of the Purchase Price to the market value (as determined by Buyer) of the Underlying Mortgaged Property securing the related Purchased Asset, as determined by Buyer.  In determining the PPV Ratio at (i) the time of an initial asset approval and funding and (ii) in connection with the determination at any time after the Purchase Date therefor, of whether an LCF Asset may be recharacterized as a Core Asset pursuant to Section 3.01(i), Buyer will use the “as is” value from an Appraisal or a broker opinion of value if such broker opinion of value is acceptable to Buyer, in each case, as provided by Sellers at the sole cost of Sellers. All other determinations of the PPV Ratio hereunder shall be based upon Buyer’s determination in its commercially reasonable discretion of the market value of the Underlying Mortgaged Property; provided, however, that Buyer shall calculate the PPV Ratio with respect to Sellers in a manner consistent with other similar calculations with respect to counterparties that are also lenders and/or obligors under commercial real estate loans for which Buyer or its Affiliates is providing capital under agreements that are similar to this Agreement.

““Sub-Limit”:  The composition of Purchased Assets transferred to Buyer shall at all times meet the following sublimit caps, and no Market Value shall be ascribed to any Purchased Assets:

(a)                                 to the extent that the Market Value ascribed to non-controlling Senior Interests with outstanding Future Funding Amounts would exceed twenty-five percent (25%) of the Maximum Amount;

(b)                                 to the extent that the Market Value ascribed to any one Purchased Asset would exceed twenty-five percent (25%) of the Maximum Amount;

(c)                                  to the extent that the Market Value ascribed to Purchased Assets that are secured by Underlying Mortgaged Properties consisting primarily of hotel properties (as determined by Buyer), would exceed fifteen percent (15%) of the Maximum Amount; and

(d)                                 to the extent that the Market Value ascribed to Purchased Assets that are excluded from the calculation of the Minimum Portfolio Debt Yield Test would exceed twenty-five percent (25%) of the Maximum Amount.”

(b)                                 The defined terms “Flex Assets”, “Initial Purchased Assets” and “Ramp-Up Threshold”, each as set forth in ARTICLE 2 of the Repurchase Agreement, are each hereby deleted in their entirety.

(c)                                  Clause (g) of the definition of “Eligible Asset”, as set forth in ARTICLE 2 of the Repurchase Agreement, is hereby amended to replace the words “Flex Asset” with “LCF Asset”.

(d)                                 The following new defined terms “Amendment Effective Date”, “LCF Asset”, “Performance Plan” and “Performance Plan Breach” are each hereby added to ARTICLE 2 of the Repurchase Agreement in correct alphabetical order:

“Amendment Effective Date” shall mean December 14, 2015.

“LCF Assets”:  All Purchased Assets other than Purchased Assets that are secured by Underlying Mortgaged Properties consisting primarily of hotel properties (as determined by Buyer) and that, as of the related Purchase Date, otherwise meet all of the criteria to qualify as eligible Whole Loans, eligible Senior Interests or eligible Mezzanine Loans, except that they are directly or indirectly secured by Liens on Underlying Mortgaged Properties, which as of the Purchase Date therefor, either (a) do not satisfy the Debt Yield Test for Core Assets of the applicable type, as set forth in the Fee Letter, or (b) do not satisfy the PPV Test for Core Assets of the applicable type, as set forth in the Fee Letter but, in each case, which Purchased Asset satisfies the PPV Test applicable to LCF Assets, as set forth in the Fee Letter.

“Performance Plan”: For each LCF Asset, the performance plan satisfactory to Buyer and which shall be attached to and incorporated into the related Confirmation, that sets forth with specificity applicable milestones, hurdles and/or tests with respect to the related Purchased Asset; and dates on which such milestones, hurdles and/or tests, as applicable. must be satisfied with respect to the underlying Purchased Asset.  For the avoidance of doubt, as determined by Buyer in its sole discretion, the Performance Plan may, but need not necessarily, conform to any applicable business plan under the terms of the related Purchased Asset.”

“Performance Plan Breach”:  With respect to any LCF Asset, a breach of any aspect of the Performance Plan with respect to such LCF Asset or other failure to comply with any portion of the related Performance Plan with respect to such LCF Asset, in each case, that results in a material adverse effect on the value, operation or net operating income of such LCF Asset, as determined by Buyer in its commercially reasonable discretion.

(e)                                  The following new Sections 3.01(i) and 3.01(j) are hereby added to the Repurchase Agreement in correct numerical order:

“(i)                               LCF Assets that have been sufficiently modified or otherwise rehabilitated may be re-submitted by Seller with such request including all supporting documentation and information as requested by Buyer. Buyer shall determine, in its sole discretion, whether or not to approve or deny each reclassification request and, if so, on what terms and conditions.  Any such LCF Asset that is approved by Buyer for inclusion as a Core Asset, for which Seller satisfies all other conditions for a Transaction set forth in the Repurchase Documents, shall be subject to an amended and restated Confirmation executed by Seller and Buyer and thereupon will be converted from an LCF Asset to a Core Asset for all purposes under the Repurchase Documents; provided that the Pricing Margin shall not be changed or modified unless otherwise agreed by Buyer in its sole discretion in the amended and restated Confirmation.”

(j)                                    Notwithstanding any provision to the contrary set forth herein, for purposes of determining compliance with the Debt Yield Test and the PPV Test, all Purchased Assets subject to this Agreement as of the Amendment Effective Date shall be required to satisfy only the Debt Yield Test and the PPV Test in effect on the related Purchase Date for each such Purchased Asset, assuming that each such Purchased Asset continues to be either a Core Asset or a Flex Asset, as such defined terms were in effect as of the related Purchased Date for each such Purchased Asset.

(f)                                   Section 3.04(b) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

“(b)                           In addition to other rights and remedies of Buyer under any Repurchase Document, the applicable Seller shall, within two (2) Business Days of receipt of written notice from Buyer, (I) repurchase any Purchased Asset that no longer qualifies as an Eligible Asset, or (II) (1) transfer cash to Buyer, (2) repurchase LCF Assets subject to a Performance Plan Breach at the Repurchase Price thereof, or (3) choose any combination of the foregoing clause (b)(II)(1) and (2), so that, after giving effect to such transfers, repurchases and payments, the Purchase Price for such LCF Asset does not exceed the product of the Market Value of such LCF Asset times the Applicable Percentage.”

(g)                                 Section 6.02(d) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

“(d)                           Buyer has (i) determined that such Asset is an Eligible Asset, (ii) approved the purchase of such Asset, (iii) obtained all necessary internal credit and other approvals for such Transaction, and (iv) executed the Confirmation which shall, for each Purchased Asset that is an LCF Asset, include the related Performance Plan;”

(h)                                 Exhibit B of the Repurchase Agreement is hereby amended and restated in its entirety and replaced with Exhibit B to this Amendment.

SECTION 2.                                     Amendment to Guarantee Agreement.  Line 6 of Section 2(b) of the Guarantee Agreement is hereby amended to replace the words “Flex Assets” with the words “LCF Assets”.

SECTION 3.                                     Conditions Precedent.  This Amendment and its provisions shall become effective on the later to occur of (1) December 14, 2015, provided that this Amendment is executed and delivered by a duly authorized officer of each of Sellers, Guarantor and Buyer on or prior to December 16, 2015, and (ii) the date that Sellers and Guarantor have paid the modification fee to Buyer as required in Amendment No.2 to Amended and Restated Fee and Pricing Letter by and between Sellers and Buyer of even date herewith (the “Amendment Effective Date”).

SECTION 4.                                     Conditions Subsequent.  Within ten (10) Business Days following the Amendment Effective Date (or, if waived or extended by Buyer, such later date as reasonably acceptable to Buyer), outside counsel to Sellers and Guarantor shall provide Buyer with new enforceability, security interest and bankruptcy safe harbor opinions, each in form and substance acceptable to Buyer and its counsel.  The failure of Sellers and Guarantor to do so shall constitute an immediate Event of Default under the Repurchase Agreement.

SECTION 5.                                     Representations, Warranties and Covenants.  Guarantor and each Seller hereby represents and warrants to Buyer, as of the date hereof and as of the Amendment Effective Date, that (i) Guarantor and each Seller is in full compliance with all of the terms and provisions set forth in each Repurchase Document to which it is a party on its part to be observed or performed, and (ii) Seller hereby represents and warrants to Buyer, as of the date hereof and as of the Amendment Effective Date, no Default or Event of Default has occurred or is continuing.  Guarantor and each Seller hereby confirms and reaffirms its representations, warranties and covenants contained in each Repurchase Document to which it is a party.

SECTION 6.                                     Acknowledgements.  Guarantor and each Seller hereby acknowledges that Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement and the other Repurchase Documents.

SECTION 7.                                     Limited Effect.  Except as expressly amended and modified by this Amendment, the Repurchase Agreement and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, (x) each reference therein and herein to the “Repurchase Documents” shall be deemed to include, in any event, the Prior Amendments and this Amendment, (y) each reference to the “Repurchase Agreement”, and “Guarantee Agreement”, as applicable, in any of the Repurchase Documents shall be deemed to be a reference to the Repurchase Agreement, and Guarantee Agreement, as applicable, as amended by the Prior Amendments and this Amendment, and (z) each reference in the Repurchase Agreement, and Guarantee Agreement to “this Agreement”, this “Repurchase Agreement”, this “Guarantee”, this “Guarantee Agreement”, “hereof”, “herein” or words of similar effect in referring to the Repurchase Agreement, and the Guarantee Agreement, as applicable, shall be deemed to be references to the Repurchase Agreement, and the Guarantee Agreement, as applicable, as amended by the Prior Amendments and this Amendment.

SECTION 8.                                     Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format

(PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 9.                                     Expenses.  Guarantor and each Seller agrees to pay and reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to Buyer.

SECTION 10.                              GOVERNING LAW.  THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SELLERS:

ACRC LENDER W LLC, a Delaware limited liability company

By:	/s/ John B. Jardine
Name: John B. Jardine
Title: President and Co-Chief Executive Officer

ACRC LENDER W TRS LLC, a Delaware limited liability company

By:	/s/ John B. Jardine
Name: John B. Jardine
Title: President and Co-Chief Executive Officer

BUYER:

WELLS FARGO BANK, N.A., a national banking association

By:	/s/ Steven Lootens
Name: Steven Lootens
Title: Director

GUARANTOR:

ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation

By:	/s/ John B. Jardine
Name: John B. Jardine
Title: President and Co-Chief Executive Officer